Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Price Communications Corporation
New York, New York

We hereby consent to the incorporation by reference, in the previously filed Registration Statements on Forms S-3 and S-8 (Nos. 333-52269, 333-44089 and 333-38342) of Price Communications Corporation, of our reports dated March 14, 2006, relating to the consolidated financial statements and the effectiveness of Price Communications Corporation’s internal control over financial reporting which appears in this Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP
New York, New York

March 14, 2006